UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:	October 6, 2005
Date of Earliest Event Reported:	October 1, 2005

BOISE CASCADE COMPANY

(Exact name of registrant as specified in its charter)

Delaware	333-122770	20-2807265
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 West Jefferson Street Boise, Idaho		83728
(Address of principal executive offices)		(Zip Code)

(208) 384-6161

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On October 1, 2005, the company’s Board of Directors approved the following employment agreements with Alexander Toeldte.  Our Board of Directors elected Mr. Toeldte, President, Packaging and Newsprint, effective October 1, 2005:

Offer of Future Employment

On October 1, 2005, the Company entered into an Offer of Future Employment with Mr. Toeldte.  Pursuant to the terms of the agreement, Mr. Toeldte was offered the following:

•                  Salary and Bonus – A starting annual salary of $250,000.  This salary will increase to $500,000 should our Board of Directors promote Mr. Toeldte to Executive Vice President, Paper, Packaging and Newsprint.  Our Board will consider this promotion in late October 2005.  Mr. Toeldte will also be eligible to receive an annual bonus with a target value of 65% of his base pay.  Mr. Toeldte’s 2005 bonus, if any, will be prorated based on his entry into the plan on October 1, 2005.

•                  Time Off – Mr. Toeldte will be eligible to receive the maximum paid time off available to our salaried employees, which is currently 31 days annually.

•                  Signing Bonus – A signing bonus of $375,000.

•                  Equity Investment and Long-Term Incentive – The opportunity to purchase a form of equity investment in the organization at a price to be determined, as well as eligibility to receive long-term incentive grants if and when such grants are authorized.

•                  Relocation – Eligible for reimbursement of his relocation expenses in accordance with the Foreign Service Policy (Relocation) Agreement described below.

•                  Severance – If Mr. Toeldte is involuntarily terminated (other than for disciplinary reasons), he will be eligible to receive the severance benefits set forth in the Severance Agreement described below.

•                  Other Benefits – Eligible for standard benefits offered to officers, which include an annual financial counseling allowance of $5,000, supplemental healthcare benefits in addition to participation in the Company’s standard healthcare plan, and participation in the Company’s 401(k) and deferred compensation plans.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the agreement, filed as Exhibit 10.1 to this Report on Form 8-K.  Exhibit 10.1 is incorporated by reference into this Item 1.01.

Foreign Service Policy (Relocation) Agreement

On October 1, 2005, the Company entered into a Foreign Service Policy (Relocation) Agreement with Mr. Toeldte.  Pursuant to the terms of the agreement, Mr. Toeldte was offered the following:

•                  Duration of Assignment – If, due to immigration requirements, Mr. Toeldte or members of his family cannot continue to reside in the United States, we will provide for his repatriation to New Zealand.

•                  Immigration – We will assist Mr. Toeldte in the process of obtaining permanent residence, and will pay his legal expenses associated with that process.

•                  Taxes – For 2005 and 2006, we will protect Mr. Toeldte from any adverse tax impact resulting from his relocation.  Additionally, we will pay reasonable costs associated with the services of a tax adviser, to be chosen by the Company, for the preparation of his personal income tax returns in New Zealand, the United States, and any third country.

•                  Moving, Travel, Household Goods – Mr. Toeldte will receive $41,666.67 as a Relocation Allowance, plus storage of household goods for up to six months, reasonable air shipment of some household goods, purchases of appliances up to $3,000, and up to six months of temporary living.  Mr. Toeldte will be reimbursed for ordinary and customary expenses he incurs for the sale of his home in New Zealand.  He will also be eligible for reimbursement of two rental cars for up to three months.  Mr. Toeldte and his family will be entitled to business class air fares to the United States upon his acceptance of this position.

•                  Appraised Value Offer (Guaranteed Buyout) – We will extend an Appraised Value Offer if Mr. Toeldte’s home in New Zealand does not sell within 90 days of listing, with all program costs, including closing costs, to be paid by us.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the agreement, filed as Exhibit 10.2 to this Report on Form 8-K.  Exhibit 10.2 is incorporated by reference into this Item 1.01.

Severance Agreement

On October 1, 2005, the Company entered into a Severance Agreement with Mr. Toeldte to provide for severance benefits if we terminate him under circumstances described in the agreement.  Pursuant to the terms of the agreement, Mr. Toeldte is entitled to the following benefits subject to his execution of a valid release of employment-related claims:

•                  If Mr. Toeldte’s employment is terminated “without cause” or if he terminates employment for “good reason,” as such terms are defined in the agreement, he will be entitled to severance pay equal to the following:  two times his annual base salary plus his target annual incentive for the year in which the termination occurs, and, to the extent not already paid, a lump sum amount equal to the greater of the value of his unused and accrued time off, less any advanced time off; continuation for two years of all life, disability, accident and healthcare insurance plans and financial counseling services, or a lump sum payment equal to (a) 36 times the monthly group premium for such insurance plans plus (b) three times the annual allowance for such financial counseling services.  The Company will reimburse Mr. Toeldte for all legal expenses incurred through the termination date in connection with attempting to obtain permanent residency in the United States.  If he continues to attempt to obtain permanent residency after the termination date, we will reimburse Mr. Toeldte for legal fees and expenses he incurs in that effort within 24 months after his termination date, to the extent those fees and expenses are not reimbursable by another party.

•                  The agreement also provides that Mr. Toeldte will not solicit, for a period of at least one year following the date of termination, our, or any of our subsidiaries’ or affiliates’, management-level employees to leave their employment.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the agreement, filed as Exhibit 10.3 to this Report on Form 8-K.  Exhibit 10.3 is incorporated by reference into this Item 1.01.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)	Election of President, Packaging & Newsprint.

Effective October 1, 2005, our Board of Directors elected Alexander Toeldte as President, Packaging & Newsprint.  From 2004 to present, Mr. Toeldte served as chair of Algonac Limited, a private management and consulting firm based in Auckland, New Zealand.  From 2001 to 2003, Mr. Toeldte served as Executive Vice President of Fonterra Co-operative Group, Ltd and CEO of Fonterra Enterprises.  Fonterra, based in New Zealand, is a multinational dairy company and the world’s largest exporter of dairy products.  From 1999 to 2001, Mr. Toeldte served in various capacities with Fletcher Challenge Limited, which was formerly one of the largest companies in New Zealand with holdings in paper, building materials, and energy.  From 1999 to 2000, he was the chief executive officer of Fletcher Challenge Paper and chair of Fletcher Challenge Canada.  From 2000 to 2001, he was chief executive officer of Fletcher Challenge Building, a New Zealand based manufacturer and distributor of building materials.  In addition to the above, Mr. Toeldte has held various positions with the following: McKinsey & Company, Agfa-Gevaert France S.A., and Ford in Germany.  Mr. Toeldte, who holds a masters degree in business administration from McGill University, is forty-five years of age.

In 2005, the Company used the consulting services of Algonac Limited, where

Mr. Toeldte has served as chair since 2004.  While the Company did not compensate Mr. Toeldte for these services, the Company did reimburse Algonac for certain out-of-pockets expenses incurred by Mr. Toeldte during the course of his consultancy.  Except for Mr. Toeldte’s employment arrangements described in Item 1.01 above, the Company has not had other transactions with Mr. Toeldte to which the Company was or is to be a party, and in which Mr. Toeldte had or is to have a direct or indirect material interest.  There are no family relationships between Mr. Toeldte and the Company’s directors, executive officers or persons nominated or charged by the Company to become directors or executive officers.

The material terms of the employment agreements between Mr. Toeldte and the Company are described in Item 1.01 above and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are filed as part of this Report on Form 8-K:

	Exhibit Number	Description

	Exhibit 10.1	Offer of Future Employment dated October 1, 2005
	Exhibit 10.2	Foreign Service Policy (Relocation) Agreement dated October 1, 2005
	Exhibit 10.3	Severance Agreement dated October 1, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE COMPANY

By	/s/ Karen E. Gowland
Karen E. Gowland Vice President, General Counsel and Corporate Secretary

Date:  October 6, 2005